UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 23, 2013 (July 29, 2013)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Underwriting Agreement

On July 23, 2013, Jones Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Jones Energy Holdings, LLC (“JEH LLC”) and J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Company (the “Offering”), and purchase by the Underwriters, of 12,500,000 shares (the “Shares”) of Class A common stock of the Company, par value $0.001 (the “Class A Common Stock”), at a price to the public of $15.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,875,000 shares of Class A Common Stock, on the same terms.

The material terms of the Offering are described in the prospectus, dated July 23, 2013 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-188896).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and JEH LLC, and customary conditions to closing, obligations of the parties and termination provisions. The Company and JEH LLC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on July 29, 2013. The Company received proceeds from the Offering (net of underwriting discounts and commissions and estimated offering expenses) of approximately $171.8 million. The Company will contribute the net proceeds from the sale of the Shares to JEH LLC in exchange for units of JEH LLC.  JEH LLC intends to use those net proceeds to repay outstanding borrowings under its senior secured revolving credit facility.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory and other services for the Company and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. An affiliate of each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Capital One Southcoast, Inc., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc. and SunTrust Robinson Humphrey, Inc. are lenders under the Company’s senior secured revolving credit facility, and will receive its pro rata portion of the proceeds from this Offering used to repay amounts outstanding under the senior secured revolving credit facility.

The foregoing description and the description contained in the Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01              Regulation FD Disclosure

On July 24, 2013, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of July 23, 2013, by and among Jones Energy, Inc., Jones Energy, LLC and the Underwriters named therein.
99.1	Press Release, dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: July 29, 2013	By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer